Exhibit 3.1

As amended through June 29, 2020

BY-LAWS

of

HAEMONETICS CORPORATION

ARTICLE I

Articles of Organization

The name and purposes of the Corporation shall be as set forth in the Articles of Organization. These By-Laws, the powers of the Corporation and of its Directors and shareholders, and all matters concerning the conduct and regulation of the business of the Corporation shall be subject to such provisions in regard thereto, if any, as are set forth in the Articles of Organization; and the Articles of Organization, as from time to time amended, are hereby made a part of these By-Laws. All references in these By-Laws to the Articles of Organization shall be construed to mean the Articles of Organization of the Corporation as from time to time amended.

ARTICLE II

Annual Meeting of Shareholders

The annual meeting of the shareholders shall be held on a date and at a time as shall be designated from time to time by the Board of Directors, the Chairman of the Board or the President and stated in the notice of the meeting. Purposes for which an Annual Meeting is to be held, additional to those prescribed by law and these By-Laws, may be specified solely by the Directors.

If such Annual Meeting has not been held as herein provided, or the time for an Annual Meeting is not fixed in accordance with these By-Laws to be held within thirteen (13) months after the last Annual Meeting was held, a Special Meeting of the Shareholders in Lieu of the Annual Meeting may be held, and any business transacted or elections held at such Special Meeting shall have the same effect as if transacted or held at the Annual Meeting, and in such case all references in these By-Laws, except in this Article II, to the Annual Meeting of the Shareholders shall be deemed to refer to such Special Meeting. Any such Special Meeting shall be called, and the purposes thereof shall be specified in the Call, as provided in Article III of these By-Laws.

To be properly brought before the meeting, business must be of a nature that is appropriate for consideration at an Annual Meeting and must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a shareholder in accordance with clause (a) or (b) below, as applicable.

(a)In addition to any other applicable requirements, for business to be properly brought by a shareholder at the Corporation’s Annual Meeting to be held in 2005, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, each such notice must be given either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than sixty (60) days prior to the date such meeting was held in the prior year. The notice shall set forth (i) information concerning the shareholder, including his or her name and address, (ii) a representation that the shareholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present the matter specified in the notice, and (iii) such other information as would be required to be included in a proxy statement soliciting proxies for the presentation of such matter to the meeting.

(b)In addition to any other applicable requirements, for business to be properly brought by a shareholder at the Corporation’s Annual Meetings to be held in 2006 and thereafter, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s Annual Meeting; provided, however, that in the event that the date of the Annual Meeting is advanced by more than 30 days before or delayed by more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such Annual Meeting and not later than the close of business on the later of the 90th day prior to such Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. For nominations or other business to be properly brought before an Annual Meeting by a shareholder pursuant to this By-Law, the shareholder must (i) have given notice as required by these By-Laws thereof in writing to the Secretary of the Corporation, (ii) have provided any updates or supplements to such notice at the times and in the forms required by this By-Law and (iii) together with the beneficial owner(s), if any, on whose behalf the nomination or business proposal is made, have acted in accordance with the representations set forth in the Solicitation Statement (as defined below) required by this By-Law. Such shareholder’s notice shall set forth:

i.as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

ii.as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest in such business of each Proposing Person (as defined below);

iii.(a) the name and address of the shareholder giving the notice, as they appear on the Corporation’s books, and the names and addresses of the other Proposing Persons (if any) and (b) as to each Proposing Person, the following information: (1) the class or series and number of all shares of capital stock of the Corporation which are, directly or indirectly, owned beneficially or of record by such Proposing Person or any of its affiliates or associates (as such terms are defined in Rule 12b-2 promulgated under the Exchange Act), including any shares of any class or series of capital stock of the Corporation as to which such Proposing Person or any of its affiliates or associates has a right to acquire beneficial ownership at any time in the future, (2) all Synthetic Equity Interests (as defined below) in which such Proposing Person or any of its affiliates or associates, directly or indirectly, holds an interest including a description of the material terms of each such Synthetic Equity Interest, including without limitation, identification of the counterparty to each such Synthetic Equity Interest and disclosure, for each such Synthetic Equity Interest, as to (i) whether or not such Synthetic Equity Interest conveys any voting rights, directly or indirectly, in such shares to such Proposing Person, (ii) whether or not such Synthetic Equity Interest is required to be, or is capable of being, settled through delivery of such shares and (iii) whether or not such Proposing Person and/or, to the extent known, the counterparty to such Synthetic Equity Interest has entered into other transactions that hedge or mitigate the economic effect of such Synthetic Equity Interest, (3) any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has or shares a right to, directly or indirectly, vote any shares of any class or series of capital stock of the Corporation, (4) any rights to dividends or other distributions on the shares of any class or series of capital stock of the Corporation, directly or indirectly, owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, and (5) any performance-related fees (other than an asset based fee) that such Proposing Person, directly or indirectly, is entitled to based on any increase or decrease in the value of shares of any class or series of capital stock of the Corporation or any Synthetic Equity Interests (the disclosures to be made pursuant to the foregoing clauses (1) through (5) are referred to, collectively, as “Material Ownership Interests”) and (c) a description of the material terms of all agreements, arrangements or understandings (whether or not in writing) entered into by any Proposing Person or any of its affiliates or associates with any other person for the purpose of acquiring, holding, disposing or voting of any shares of any class or series of capital stock of the Corporation;

iv.(a) a description of all agreements, arrangements or understandings by and among any of the Proposing Persons, or by and among any Proposing Persons and any other person (including with any proposed nominee(s)), pertaining to the nomination(s) or other business proposed to be brought before the meeting of shareholders (which description shall identify the name of each other person who is party to such an agreement, arrangement or understanding), and (b) identification of the names and addresses of other shareholders (including beneficial owners) known by any of the Proposing Persons to support such nominations or other business proposal(s), and to the extent known the class and number of all shares of the Corporation’s capital stock owned beneficially or of record by such other shareholder(s) or other beneficial owner(s); and

v.a statement whether or not the shareholder giving the notice and/or the other Proposing Person(s), if any, will deliver a proxy statement and form of proxy to holders of, in the case of a business proposal, at least the percentage of voting power of all of the shares of capital stock of the Corporation required under applicable law to approve the proposal or, in the case of a nomination or nominations, at least the percentage of voting power of all of the shares of capital stock of the Corporation reasonably believed by such Proposing Person to be sufficient to elect the nominee or nominees proposed to be nominated by such shareholder (such statement, the “Solicitation Statement”).

vi.For purposes of this Article II of these By-Laws, the term “Proposing Person” shall mean the following persons: (i) the shareholder of record providing the notice of nominations or business proposed to be brought before a shareholders’ meeting, and (ii) the beneficial owner(s), if different, on whose behalf the nominations or business proposed to be brought before a shareholders’ meeting is made. For purposes of this Article II of these By-Laws, the term “Synthetic Equity Interest” shall mean any transaction, agreement or arrangement (or series of transactions, agreements or arrangements), including, without limitation, any derivative, swap, hedge, repurchase or so-called “stock borrowing” agreement or arrangement, the purpose or effect of which is to, directly or indirectly: (a) give a person or entity economic benefit and/or risk similar to ownership of shares of any class or series of capital stock of the Corporation, in whole or in part, including due to the fact that such transaction, agreement or arrangement provides, directly or indirectly, the opportunity to profit or avoid a loss from any increase or decrease in the value of any shares of any class or series of capital stock of the Corporation, (b) mitigate loss to, reduce the economic risk of or manage the risk of share price changes for, any person or entity with respect to any shares of any class or series of capital stock of the Corporation, (c) otherwise provide in any manner the opportunity to profit or avoid a loss from any decrease in the value of any shares of any class or series of capital stock of the Corporation, or (d) increase or decrease the voting power of any person or entity with respect to any shares of any class or series of capital stock of the Corporation.

vii.For the avoidance of doubt, the foregoing subparagraph (b) shall be the exclusive means for a shareholder to bring nominations or business properly before an Annual Meeting (other than matters properly brought under Rule 14a-8 (or any successor rule) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), and such shareholder must comply with the notice and other procedures set forth in this By-Law Article to bring such nominations or business properly before an Annual Meeting. In addition to the other requirements set forth in this By-Law, for any proposal of business to be considered at an Annual Meeting, it must be a proper subject for action by shareholders of the Corporation under Massachusetts law.

Only such business shall be conducted at an Annual Meeting as shall have been brought before the meeting in accordance with the provisions of this By-law. The Board of Directors or a designated committee thereof shall have the power to determine whether any business proposed to be brought before the meeting was made in accordance with the provisions of this By-law. If neither the Board of Directors nor such designated committee makes a determination as to whether any shareholder proposal was made in accordance with the provisions of this By-law, the presiding officer of the Annual Meeting shall have the power and duty to determine whether the shareholder proposal was made in accordance with the provisions of this By-law. If the Board of Directors or a designated committee thereof or the presiding officer, as applicable, determines that any shareholder proposal was not made in accordance with the provisions of this By-law, such proposal or nomination shall be disregarded and shall not be presented for action at the Annual Meeting.

For purposes of this By-law, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, Business Wire or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

Notwithstanding the foregoing provisions of this By-law, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-law. Nothing in this By-law shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

ARTICLE III

Special Meetings of Shareholders

A Special Meeting of the Shareholders may be called at any time by the President, or by a majority of the Directors acting by vote or by written instrument or instruments signed by them. A Special Meeting of Shareholders shall be called by the Secretary, or in the case of the death, absence, incapacity or refusal of the Secretary, by any other officer, upon written application of one or more shareholders who hold at least (i) a majority in interest of the capital stock of the Corporation entitled to vote at such meeting, or (ii) such lesser percentage, if any, (but not less than forty percent (40%)) as shall be determined to be the maximum percentage which the Corporation is permitted by applicable law to establish for the call of such a meeting. Such call shall state the time, place, and purposes of the meeting. Only business within the purpose or purposes described in the meeting notice may be conducted at a Special Meeting.

ARTICLE IV

Place of Shareholders’ Meetings

All meetings of the shareholders shall be held either or both (a) at the principal office of the Corporation in Massachusetts, unless a different place within Massachusetts or, if permitted by the Articles of Organization, elsewhere within the United States or (b) if permitted by applicable law, by means of remote communications, in the case of both (a) and (b) as is designated by the Chairman of the Board of Directors, the President, or by a majority of the Directors acting by vote or by written instrument or instruments signed by them. Any adjourned session of any meeting of the shareholders shall be held either or both (a) at such place within Massachusetts or, if permitted by the Articles of Organization, elsewhere within the United States or (b) if permitted by applicable law, by means of remote communications, in the case of both (a) and (b) as is designated in the vote of adjournment.

ARTICLE V

Notice of Shareholders’ Meetings

A written Notice of the place, date and hour of all meetings of shareholders stating the purposes of the meeting shall be given at least seven (7) days and not more than sixty (60) days before the meeting to each shareholder entitled to vote thereat, by leaving such Notice with him or at his residence or usual place of business, or by mailing, postage prepaid, and addressed to such shareholder at his address as it appears in the records of the Corporation. Such Notice shall be given by the Secretary, or in the case of the death, absence, incapacity or refusal of the Secretary, by any other officer or by a person designated either by the Secretary, by the person or persons calling the meeting or by the Board of Directors. Notice may be delivered to a shareholder by electronic transmission in a manner specified by the shareholder, including by facsimile transmission, electronic mail or posting on an electronic network. Whenever Notice of a meeting is required to be given a shareholder under any provision of law, of the Articles of Organization, or of these By-Laws, a written Waiver thereof, executed before or after the meeting by such shareholder or his attorney thereunto authorized, and filed with the records of the meeting, shall be deemed equivalent to such Notice. In addition, any shareholder who attends the meeting (i) without objecting to holding the meeting or transacting business at the meeting at the beginning of the meeting waives objection to lack of notice or defective notice of the meeting or (ii) without objecting to the consideration of a particular matter when it is presented waives objection that consideration of the matter is not within the purposes described in the notice for such meeting.

ARTICLE VI

Quorum of Shareholders; Adjournment

At any meeting of the shareholders, a quorum for the election of any Director or for the consideration of any question shall consist of a majority of the votes entitled to be cast on the matter, except that if two or more voting groups are entitled to vote for the election of any Director or upon any question, then in the case of each such voting group a quorum for the election of any Director or for the consideration of such question shall consist of a majority of the votes entitled to be cast on the matter by the voting group. As used in these By-Laws, a voting group includes all shares of one or more classes or series that, under the Articles of Organization or the Massachusetts Business Corporation Act, are entitled to vote and to be counted together collectively on a matter at a meeting of shareholders. Stock owned by the Corporation, if any, except stock held directly or indirectly by it in a fiduciary capacity, shall be disregarded in determining any quorum.

Whether or not a quorum is present, any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, and the meeting may be held as adjourned without further notice. When any meeting is convened, the presiding officer may adjourn the meeting if (a) no quorum is present for the transaction of business, (b) the Board of Directors determines that adjournment is necessary or appropriate to enable the shareholders to consider fully information which the Board of Directors determines has not been made sufficiently or timely available to shareholders, or (c) the Board of Directors determines that adjournment is otherwise in the best interests of the Corporation.

ARTICLE VII

Proxies and Voting

Except as may otherwise be provided in the Articles of Organization, shareholders entitled to vote shall have one vote for each share of stock entitled to vote owned by them. Shareholders entitled to vote may vote in person or by proxy, which vote may consist of an electronic transmission in accordance with the Massachusetts Business Corporation Act. Except as otherwise provided by law, no proxy dated more than eleven (11) months before the meeting named therein shall be valid and no proxy shall be valid after the final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to the exercise of the proxy the Corporation receives specific written notice to the contrary from any one of them. Subject to Section 7.24 of the Massachusetts Business Corporation Act (or any successor provision), a proxy purporting to be executed by or on behalf of a shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Proxies shall be filed with the Secretary, or person performing the duties of secretary, at the meeting, or any adjournment thereof, before being voted.

When a quorum for an election is present at any meeting, a plurality of the votes properly cast for any office shall elect such office. When a quorum for the consideration of a proposal is present at any meeting, favorable action on the proposal is taken if the votes cast favoring the action exceed the votes cast opposing the action; except that if two or more voting groups are entitled to vote upon such proposal, then in the case of each such voting group, favorable action on the proposal is taken if the votes cast within the group favoring the action exceed the votes cast opposing the action; and except in any case where a different vote is required by law, by the Articles of Organization or by these By-Laws.

The Corporation shall not, directly or indirectly, vote upon any share of its own stock; but nothing herein shall be construed as limiting the right of the Corporation to vote shares of stock held directly or indirectly by it in a fiduciary capacity.

Any action required or permitted to be taken at any meeting of the shareholders may be taken without a meeting if all shareholders entitled to vote on the matter consent to the action in writing and the written Consents are delivered to the Corporation for inclusion with the records of the meetings of shareholders within sixty (60) days of the earliest dated Consent delivered to the Corporation. Such Consents shall be treated for all purposes as a vote at a meeting.

The Chairman of the Board, or in his absence the President, or in absence of both the Chairman of the Board and the President, a Vice-President shall call meetings of the shareholders to order and shall act as chairman (presiding officer) thereof. The Secretary of the Corporation, if present, shall record the proceedings of all meetings of shareholders and, in the absence of the Secretary, the presiding officer may appoint a secretary pro tempore of the meeting.

Unless otherwise provided in the Articles of Organization, if authorized by the Board of Directors, subject to such guidelines and procedures as the Board of Directors may adopt, shareholders and proxyholders not physically present at a meeting of shareholders may, by means of remote communications: (i) participate in a meeting of shareholders; and (ii) be deemed present in person and vote at a meeting of shareholders, provided that: (a) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a shareholder or proxyholder; (b) the Corporation shall implement reasonable measures to provide such shareholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (c) if any shareholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

ARTICLE VIII

Board of Directors

The business and affairs of this Corporation shall be managed under the direction of a Board of Directors consisting of not fewer than three (3) nor more than twelve (12) Directors, the exact number to be determined from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors, such Board of Directors to be divided into such classes and elected by such shareholders as have the right to vote thereon, for such terms as are provided in the Articles of Organization. Each Director shall hold office until his successor shall have been elected and qualified subject to Article XVIII of these By-Laws. Whenever used in these By-Laws, the phrase “entire Board of Directors” shall mean that number of Directors fixed by the most recent resolution adopted pursuant to the preceding sentence prior to the date as of which a determination of the number of Directors then constituting the entire Board of Directors shall be relevant for any purpose under these By-Laws. No Director need be a shareholder.

Nominations for the election of Directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any shareholder entitled to vote generally in the election of Directors. However, any shareholder entitled to vote generally in the election of

Directors may nominate one or more persons for election as Directors at a meeting only in accordance with the following clause (a) or (b), as applicable.

(a)In addition to any other applicable requirements, for a shareholder to properly nominate one or more persons for election as Directors at the Corporation’s Annual Meeting to be held in 2005, the shareholder must provide written notice of such shareholder’s intent to make such nomination or nominations, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than sixty (60) days prior to the date of the prior year’s Annual Meeting. Each such notice to the Secretary shall set forth (i) the names and addresses of the shareholder and his or her nominees; (ii) a representation that the shareholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each such nominee; (iv) such other information as would be required to be included in a proxy statement soliciting proxies for the election of the nominees of such shareholder; and (v) the consent of each nominee to serve as a Director of the Corporation if so elected. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a Director of the Corporation. The presiding officer of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.
(b)In addition to any other applicable requirements, for a shareholder to properly nominate one or more persons for election as Directors at the Corporation’s Annual Meetings to be held in 2006 and thereafter, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s Annual Meeting; provided, however, that in the event that the date of the Annual Meeting is advanced by more than 30 days before or delayed by more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such Annual Meeting and not later than the close of business on the later of the 90th day prior to such Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Such shareholder’s notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (i) the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner, and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner.
Notwithstanding anything in the second sentence of the foregoing clause (b) to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 85 days prior to the first anniversary of the preceding year’s Annual Meeting, a shareholder’s notice required by this By-law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

Only such persons who are nominated in accordance with the provisions of this By-law shall be eligible for election and to serve as directors. The Board of Directors or a designated committee thereof shall have the power to determine whether a nomination was made in accordance with the provisions of this By-law. If neither the Board of Directors nor such designated committee makes a determination as to whether any nomination was made in accordance with the provisions of this By-law, the presiding officer of the Annual Meeting shall have the power and duty to determine whether the nomination was made in accordance with the provisions of this By-law. If the Board of Directors or a designated committee thereof or the presiding officer, as applicable, determines that any nomination was not made in accordance with the provisions of this By-law, such proposal or nomination shall be disregarded and shall not be presented for action at the Annual Meeting.

For purposes of this By-law, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, Business Wire or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

Notwithstanding the foregoing provisions of this By-law, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-law.

ARTICLE IX

Powers of Directors

The business of the Corporation shall be managed under the direction of the Board of Directors, which shall exercise all the powers of the Corporation except as otherwise required by law, by the Articles of Organization or by these By-Laws. In the event of one or more vacancies in the Board of Directors, the remaining Directors, except as otherwise required by law, may exercise the powers of the full Board until such vacancy or vacancies are filled.

Any unissued capital stock from time to time authorized under the Articles of Organization and Amendments thereto may be issued, and any shares of capital stock restored to the status of authorized but unissued stock may be reissued, by vote of the Directors.

ARTICLE X

Committees of Directors

By vote of a majority of the Directors then in office, the Directors may elect from their own number an Executive Committee or other Committees and may by like vote delegate to any such Committee some or all of their powers except those which by law may not be delegated.

ARTICLE XI

Meetings of the Board of Directors;
Action without a Meeting

Regular meetings of the Board of Directors may be held without call or notice at such places and at such times as the Board may from time to time determine; provided, however, that reasonable notice of such determination and of any changes therein is given to each member of the Board then in office. A regular meeting of the Board of Directors may be held without call or notice immediately after and at the same place as the Annual Meeting of Shareholders, or any Special Meeting held in lieu thereof.

Special meetings of the Board of Directors may be held at any time and at any place when called by the President, the Treasurer, the Chairman of the Board, or two or more Directors, reasonable notice thereof being given to each Director by the Secretary, or in the case of death, absence, incapacity or refusal of the Secretary, by the officer or Directors calling the meeting. In any case, it shall be deemed sufficient notice to a Director to send notice by mail at least forty-eight (48) hours, or by telegram or by facsimile transmission or other electronic means at least twenty-four (24) hours, before the meeting, addressed to him at his usual or last known business or residence address (which may include his telecopy number or electronic mail address); or to give notice to him in person, either by telephone or by handing him a written notice, at least twenty-four (24) hours before the meeting.

Notwithstanding the foregoing, notice of a meeting need not be given to any Director if a written waiver of notice, executed by him before or after the meeting, or delivered by means of electronic transmission, is filed with the records of the meeting, or to any Director who attends the meeting without protesting at its commencement or promptly upon his arrival, the holding of the meeting, or who thereafter votes for or assents to any action taken at the meeting. A notice of a meeting or a waiver of notice need not specify the purposes of the meeting.

Any action required or permitted to be taken at any meeting of the Directors may be taken without a meeting if a written consent thereto is signed by all the Directors, or delivered to the Corporation by means of electronic transmission, and such written consent is filed with the records of the meetings of the Directors. Such consent shall be treated as a vote at a meeting for all purposes. Such consents may be executed in one or more counterparts and not every Director need sign the same counterpart.

Members of the Board of Directors or any committee designated thereby may participate in a meeting of such Board or committee by, or conduct the meeting through the use of, any means of communication by which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

ARTICLE XII

Quorum of Directors

At any meeting of the Board of Directors, a quorum shall consist of a majority of the Directors then in office, but a smaller number may make a determination pursuant to Section 8.55 or Section 8.56 of the Massachusetts Business Corporation Act, or any successor provision. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting, the votes of a majority of the Directors present shall be requisite and sufficient for appointment to any office, and a majority of the Directors present shall decide any question brought before such meeting, except in any case where a different vote is required by law, by the Articles of Organization or by these By-Laws.

ARTICLE XIII
Officers and Agents

The officers of the Corporation shall be a President, a Chairman of the Board, a Treasurer, a Secretary, and such other officers, which may include a Controller, one or more Vice Presidents, Assistant Treasurers, Assistant Secretaries, or Assistant Controllers, as the

Board of Directors may, in its discretion, appoint. The Corporation may also have such agents, if any, as the Board of Directors may, in its discretion, appoint. The President need not be a Director. The Secretary shall be a resident of Massachusetts unless the Corporation has a resident agent appointed for the purpose of receiving service of process. So far as is permitted by law, any two or more offices may be held by the same person.

Subject to law, to the Articles of Organization and the other provisions of these By-Laws, each officer shall have, in addition to the duties and powers herein set forth, such duties and powers as are commonly incident to his office and as the Board of Directors may from time to time designate.

The President, Chairman of the Board, Treasurer and Secretary shall be appointed annually by the Board of Directors at its first meeting following the Annual Meeting of Shareholders, by vote of a majority of the full Board of Directors. Such other officers of the Corporation as may be created in accordance with these By-Laws may be filled at such meeting by vote of a majority of the full Board of Directors or any other time by vote of a majority of the Directors then in office.
Each officer shall (subject to Article XVIII of these By-Laws) hold office until the first meeting of the Board of Directors following the next Annual Meeting of Shareholders and until his successor is appointed and qualified, or until he sooner dies, resigns, is removed, or becomes disqualified. Each agent shall retain his authority at the pleasure of the Board of Directors.

Any officer, employee, or agent of the Corporation may be required, as and if determined by the Board of Directors, to give bond for the faithful performance of his duties.

Notwithstanding the foregoing, and without limiting the powers of the Board of Directors set forth above, the President shall have the authority to appoint from time to time one or more Vice Presidents. Any Vice President appointed by the President shall hold office until his successor is appointed or until he sooner dies, resigns, is removed or becomes disqualified. The President or the Directors may remove from office any Vice President appointed by the President, with or without assignment of cause.

The Corporation may enter into employment contracts with officers authorized by the Board of Directors extending beyond the terms of office of the Directors. An employment contract shall be valid despite any inconsistent provision of these By-Laws relating to terms of officers and removal of officers with or without cause, but shall not affect the authority of the Board of Directors to remove officers. Any removal or failure to reappoint an officer shall be without prejudice to the officer’s contract rights, if any.

ARTICLE XIV

President and Vice Presidents; Chairman of the Board

The Chairman of the Board shall be a member of the Board of Directors, shall preside at its meetings and at the meetings of the shareholders, and shall advise and counsel with the President. The Chairman of the Board shall have general charge and supervision of the business, property and affairs of the Corporation and such other powers and duties as the Board of Directors may prescribe, subject to the control of the Board of Directors, unless otherwise provided by law, the Articles of Organization, these By-Laws or by specific vote of the Board of Directors.

The President shall have such duties and powers as shall be designated from time to time by the Board of Directors or by the Chairman, and, in any case, shall be responsible to and shall report to the Board of Directors. In the absence or disability of the Chairman, the President shall have the powers and duties of the Chairman.

Any Vice President shall have such duties and powers as shall be designated from time to time by the Board of Directors or by the President, and, in any case, shall be responsible to and shall report to the President. In the absence or disability of the President, the Vice President or, if there be more than one, the Vice Presidents in the order of their seniority or as otherwise designated by the Board of Directors, shall have the powers and duties of the President.

ARTICLE XV

Treasurer and Assistant Treasurer

The Treasurer may be the Chief Financial Officer of the Corporation or any other person appointed by the Board of Directors, and shall be in charge of its funds and the disbursements thereof, subject to the President and the Board of Directors, and shall have such duties and powers as are commonly incident to the office of a corporate treasurer and such other duties and powers as may be prescribed from time to time by the Board of Directors or the President, or if the Treasurer is other than the Chief Financial Officer, then by the Chief Financial Officer. If no Controller is elected, the Treasurer shall also have the duties and powers of the Controller as provided in these By-Laws. The Treasurer shall be responsible to and shall report to the Board of Directors, but in the ordinary conduct of the Corporation’s business, shall be under the supervision of the President, or if the Treasurer is not the Chief Financial Officer, shall be under the supervision of the Chief Financial Officer.

Any Assistant Treasurer shall have such duties and powers as shall be prescribed from time to time by the Board of Directors or by the Treasurer, and shall be responsible to and shall report to the Treasurer. In the absence or disability of the Treasurer, the Assistant Treasurer or, if there be more than one, the Assistant Treasurers, in their order of seniority or as otherwise designated by the Board of Directors shall have the powers and duties of the Treasurer. If no Assistant Treasurer is elected, the Vice President, Finance shall have the powers and duties of the Treasurer in the absence or disability of the Treasurer.

ARTICLE XVI

Controller

If a Controller is elected, he shall be the chief accounting officer of the Corporation and shall be in charge of its books of account and accounting records and of its accounting procedures, and shall have such duties and powers as are commonly incident to the office of a corporate controller and such other duties and powers as may be prescribed from time to time by the Board of Directors or by the President. The Controller shall be responsible to and shall report to the Board of Directors, but in the ordinary conduct of the Corporation’s business, shall be under the supervision of the President.

Any Assistant Controller shall have duties and powers as shall be prescribed from time to time by the Board of Directors or by the Controller, and shall be responsible to and shall report to the Controller. If the absence or disability of the Controller, the Assistant Controller or, if there be more than one, Assistant Controllers in their order of seniority or as otherwise designated by the Board of Directors, shall have the powers and duties of the Controller.

ARTICLE XVII

Secretary and Assistant Secretary

The Secretary shall record all proceedings of the shareholders in books to be kept therefor, and shall have custody of the Corporation’s records, documents and valuable papers. In the absence of the Secretary from any such meeting, the Assistant Secretary, if any, may act as temporary secretary, and shall record the proceedings thereof in the aforesaid books, or a temporary secretary may be chosen by vote of the meeting.

The Secretary shall also keep, or cause to be kept, the stock transfer records of the Corporation which shall contain a complete list of the names and addresses of all shareholders and the amount of stock held by each.

Unless the Board of Directors shall otherwise designate, the Secretary or, in his absence, the Assistant Secretary, if any, shall have custody of the corporate seal and be responsible for affixing it to such documents as may be required to be sealed.

The Secretary shall have such other duties and powers as are commonly incident to the office of a corporate secretary, and such other duties and powers as may be prescribed from time to time by the Board of Directors or by the President.

The Secretary shall also record all proceedings of the Board of Directors and of any meetings of any committees of the Board, and, in his absence from any such meeting, a temporary secretary shall be chosen who shall record the proceedings thereof.

The Secretary shall attend all meetings of the Board of Directors and shall record the proceedings thereat in books provided for that purpose which shall be open during business hours to the inspection of any Director. He shall notify the Directors of the meetings in accordance with these By-Laws and shall have and may exercise such other powers and duties as the Board of Directors may prescribe. In the absence of the Secretary at a meeting of the Board of Directors, a temporary secretary shall be chosen.

Any Assistant Secretary shall have such duties and powers as shall from time to time be designated by the Board of Directors or the Secretary, and shall be responsible to and shall report to the Secretary.

ARTICLE XVIII

Resignations and Removals

Any Director or officer may resign at any time by delivering his resignation in writing to the President or the Secretary or to a meeting of the Directors. Such resignations shall take effect at such time as is specified therein, or if no such time is so specified, then upon delivery thereof to the President or the Secretary or to a meeting of the Directors.

Directors, including Directors elected by the Directors to fill vacancies in the Board, may be removed from office (a) with cause by vote of the holders of a majority of the shares issued and outstanding and entitled to vote generally in the election of Directors; or (b) with cause by vote of a majority of the Directors then in office; provided that the Directors of a class elected by a particular voting group may be removed only by vote of the holders of a majority of the shares of such voting group. A Director may be removed by the shareholders or the Directors in accordance with the foregoing, only at a meeting called for the purpose of removing him and the meeting notice must state that the purpose or one of the purposes of the meeting is removal of the Director.

The Directors may terminate or modify the authority of any agent or employee. The Directors may remove any officer from office with or without assignment of cause by vote of a majority of the Directors then in office.

If cause is assigned for removal of any Director or officer, such Director or officer may be removed only after a reasonable notice and opportunity to be heard before the body proposing to remove him.

No Director or officer who resigns or is removed shall have any right to any compensation as such Director or officer for any period following his resignation or removal, or any right to damages on account of such removal whether his compensation be by the month or by the year or otherwise; provided, however, that the foregoing provision shall not prevent such Director or officer from obtaining damages for breach of any contract of employment legally binding upon the Corporation.

ARTICLE XIX

Vacancies

Any vacancy in the Board of Directors, including a vacancy resulting from an enlargement of the Board, shall be filled by the Directors by vote of a majority of the remaining Directors then in office, though less than a quorum. Any Director elected in accordance with the preceding sentence to fill a vacancy resulting from an increase in the size of the Board shall be elected for a term expiring at the next annual meeting of shareholders and until such director’s successor shall have been elected and qualified, and any Director elected in accordance with the preceding sentence to fill a vacancy on the Board resulting from death, resignation, retirement, disqualification or removal shall hold office for the remainder of the full term of the office of the Director who is being succeeded and until such Director’s successor shall have been elected and qualified or until the Director sooner dies, resigns, is removed or becomes disqualified.

If the office of any officer becomes vacant, the Directors may choose or appoint a successor by vote of a majority of the Directors present at the meeting at which such choice or appointment is made. Each such successor shall hold office for the unexpired term of his predecessor and until his successor shall be chosen or appointed and qualified, or until he sooner dies, resigns, is removed or becomes disqualified.

ARTICLE XX

Capital Stock

The authorized amount of the capital stock and the par value, if any, of the shares shall be as fixed in the Articles of Organization. At all times when there are two or more classes of stock, the several classes of stock shall conform to the description and terms, and have the respective preferences, voting powers, restrictions and qualifications set forth in the Articles of Organization.

ARTICLE XXI

Certificate of Stock

The Board of Directors may authorize the issue without certificates of some or all of the shares of any and all of the Corporation’s classes or series of stock. Except to the extent the Board of Directors has determined to issue shares without certificates, each shareholder shall be entitled to a certificate of the capital stock of the Corporation owned by him, in such form as shall, in conformity to law, be prescribed from time to time by the Board of Directors. Such certificate shall be signed by either the President or a Vice President, and by either the Treasurer or an Assistant Treasurer, and shall bear the corporate seal or its facsimile; but when any such certificate is signed by a transfer agent or by a registrar other than a Director, officer, or employee of the Corporation, the signature of the President or a Vice President and of the Treasurer or an Assistant Treasurer of the Corporation, or either or both such signatures may be facsimile. If any officer who has signed, or whose facsimile signature has been placed on, any such certificate shall have ceased to be such officer before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if he were such officer at the time of issue.

Every certificate for shares of stock which are subject to any restriction on transfer pursuant to law, the Articles of Organization, these By-Laws or any agreement to which the Corporation is a party shall have the restriction noted conspicuously on the front or back of the certificate. Every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall set forth on its front or back either a summary of the variations in the rights, preferences and limitations applicable to each class and series, and the authority of the Board to determine variations for any future class or series, or a conspicuous statement that the Corporation will furnish a copy of such information to the holder of such certificate upon written request and without charge.

ARTICLE XXII

Transfer of Shares of Stock

Subject to the restrictions, if any, stated or noted on the stock certificates, shares of stock may be transferred on the books of the Corporation only by the surrender to the Corporation, or its transfer agent, of the certificate therefor properly endorsed or accompanied by a written assignment or power of attorney properly executed, with all requisite stock transfer stamps affixed, and with such proof of the authenticity and effectiveness of the signature as the Corporation or its transfer agent shall reasonably require. Except as may otherwise be required by law, the Articles of Organization, or these By-Laws, the Corporation shall have the right to treat the person registered on the stock transfer books as the owner of any shares of the Corporation’s stock as the owner-in-fact thereof for all purposes, including the payment of dividends, liability for assessments, the right to vote with respect thereto and otherwise, and accordingly shall not be bound to recognize any attempted transfer, pledge or other disposition thereof, or any equitable or other claim with respect thereto, whether or not it shall have actual or other notice thereof, until such shares shall have been transferred on the Corporation’s books in accordance with these By-Laws. It shall be the duty of each shareholder to notify the Corporation of his post office address.

ARTICLE XXIII

Transfer Agents and Registrars; Further Regulations

The Board of Directors may appoint one or more banks, trust companies or corporations doing a corporate trust business, in good standing under the laws of the United States or any state therein, to act as the Corporation’s transfer agent and/or registrar for shares of capital stock, and the Board may make such other and further regulations, not inconsistent with applicable law, as it may deem expedient concerning the issue, transfer and registration of capital stock and stock certificates of the Corporation.

ARTICLE XXIV

Loss of Certificates

In the case of the alleged loss, destruction, or wrongful taking of a certificate of stock, a duplicate certificate may be issued in place thereof upon receipt by the Corporation of such evidence of loss and such indemnity bond, with or without surety, as shall be satisfactory to the President and the Treasurer, or otherwise upon such terms, consistent with law, as the Board of Directors may prescribe.

ARTICLE XXV

Record Date

The Directors may fix in advance a time, which shall not be more than seventy (70) days before the date of any meeting of shareholders or the date for the payment of any dividend or the making of any distribution to shareholders, or the last day on which the consent or dissent of shareholders may be effectively expressed for any purpose, as the record date for determining the shareholders having the right to notice of and to vote at, such meeting and any adjournment thereof, or the right to receive such dividend or distribution, or the right to give such consent or dissent, and in such case, only shareholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the Corporation after the record date. If a record date for a specific action is not fixed by the Board of Directors, and is not otherwise specified by applicable law, the record date shall be the close of business either on the day before the first notice is sent to shareholders, or if no notice is sent, on the day before the meeting. A determination of shareholders entitled to notice of or to vote at a meeting of shareholders is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

ARTICLE XXVI

Seal

The seal of the Corporation shall, subject to alteration by the Board of Directors, consist of a flat-faced circular die with the word “Massachusetts”, together with the name of the Corporation and the year of its incorporation, cut or engraved thereon. An impression of the seal impressed upon the original copy of these By-Laws shall be deemed conclusively to be the seal adopted by the Board of Directors.

ARTICLE XXVII

Execution of Papers

Except as the Board of Directors may generally or in particular cases otherwise authorize or direct, all deeds, leases, transfers, contracts, proposals, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the Corporation shall be signed or endorsed on behalf of the Corporation by its Chairman, its President or by one of its Vice Presidents or by its Treasurer.

ARTICLE XXVIII

Fiscal Year

Except as from time to time provided by the Board of Directors, the fiscal year of the Corporation shall end on the Saturday closest to the last day of March.

ARTICLE XXIX

Indemnification of Directors and Others

Section 29.1 Definitions

For purposes of this Article XXIX:

(a) “Director/officer” means any person who is serving or has served as a Director, officer or employee of the Corporation appointed or elected by the Board of Directors or the shareholders of the Corporation, or any Director, officer or employee of the Corporation who is serving or has served at the request of the Corporation as a Director, officer, trustee, principal, partner, member of a committee, employee or other agent of any other organization, or in any capacity with respect to any employee benefit plan of the Corporation or any of its subsidiaries.

(b) “Proceeding” means any action, suit or proceeding, whether civil, criminal, administrative or investigative, brought or threatened in or before any court, tribunal, administrative or legislative body or agency, and any claim which could be the subject of a Proceeding.

(c) “Expense” means any fine or penalty, and any liability fixed by a judgment, order, decree or award in a Proceeding, any amount reasonably paid in settlement of a Proceeding and any professional fees and other disbursements reasonably incurred in connection with a Proceeding. The term “Expense” shall include any taxes or penalties imposed on a Director/officer with respect to any employee benefit plan of the Corporation or any of its subsidiaries.

Section 29.2    Right to Indemnification

Except as limited by law or as provided in Sections 29.3 and 29.4 of this Article XXIX, each Director/officer (and his heirs and personal representatives) shall be indemnified by the Corporation against any Expense incurred by him in connection with each Proceeding in which he is involved as a result of his serving or having served as a Director/officer.

Section 29.3    Indemnification not Available

No indemnification shall be provided to a Director/officer with respect to a Proceeding as to which it shall have been adjudicated that he did not act in good faith in the reasonable belief that his action was in the best interests of the Corporation, or, to the extent that such Proceeding relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

Section 29.4    Compromise or Settlement

In the event that a Proceeding is compromised or settled so as to impose any liability or obligation on a Director/officer or upon the Corporation, no indemnification shall be provided as to said Director/officer with respect to such Proceeding if such Director/officer shall have been adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interests of the Corporation, or, to the extent that such Proceeding relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

Section 29.5    Advances

The Corporation shall pay sums on account of indemnification in advance of a final disposition of a Proceeding upon receipt of an undertaking by the Director/officer to repay such sums if it is subsequently established that he is not entitled to indemnification pursuant to Sections 29.3 and 29.4 hereof, which undertaking may be accepted without reference to the financial ability of such person to make repayment.
Section 29.6    Not Exclusive

Nothing in this Article XXIX shall limit any lawful rights to indemnification existing independently of this Article 29.

Section 29.7    Insurance

The provisions of this Article XXIX shall not limit the power of the Board of Directors to authorize the purchase and maintenance of insurance on behalf of any Director/officer against any liability incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under this Article XXIX.

ARTICLE XXX

Voting Stock in Other Corporations

Unless otherwise ordered by the Board of Directors, the President or, in the case of his absence or failure to act, the Treasurer, shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meetings of shareholders of any corporation in which this Corporation may hold stock, and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such stock and which, as the owner thereof, the Corporation might have possessed and exercised if present. The Board of Directors, by resolution from time to time, or, in the absence thereof, the President, may confer like powers upon any other person or persons as attorneys and proxies of the Corporation.

ARTICLE XXXI

Corporate Records

The original or attested copies of the Articles of Organization, By-Laws, and records of all meetings of the incorporators and shareholders, and the stock and transfer records which shall contain the names of all shareholders and the record address and the amount of stock held by each, shall be kept in Massachusetts either at the principal office of the Corporation or at an office of its transfer agent or of the Secretary. Said copies and records need not all be kept in the same office.

ARTICLE XXXII

Amendments

These By-Laws may at any time be altered, amended or repealed or new By-Laws enacted by the affirmative vote of a majority of the entire Board of Directors (if notice of the proposed alteration or amendment is contained in the notice of the meeting at which such vote is taken or if all Directors are present), except with respect to any provision that by law, the Articles of Organization or these By-Laws requires action by the shareholders, or at any regular meeting of the shareholders (or at any special meeting thereof duly called for that purpose) by the affirmative vote of a majority of the shares represented and entitled to vote at such meeting (if notice of the proposed alteration or amendment is contained in the notice of such meeting).

Notwithstanding anything contained in the preceding paragraph of this Article XXXII to the contrary, either (i) the affirmative vote of the holders of at least a majority of the votes entitled to be cast by the holders of all shares of the Corporation entitled to vote generally in election of Directors, voting together as a single class, or (ii) the affirmative vote of the majority of the entire Board of Directors with the concurring vote of a majority of the Continuing Directors, voting separately and as a subclass of Directors, shall be required to alter, amend, or repeal or adopt any provision inconsistent with Article II, Article VIII, Article XVIII, and this paragraph of this Article XXXII. For purposes of this Article XXXII, the term “Continuing Director” shall have the meaning ascribed to it in Article 6 of the Articles of Organization of the Corporation.

ARTICLE XXXIII

Control Share Acquisition Statute

The provisions of Chapter 110D of the Massachusetts General Laws shall not be applicable to the Corporation.